Exhibit 99.1

FOR IMMEDIATE RELEASE

AMERICAN VANGUARD REPORTS SECOND QUARTER AND MID-YEAR 2019 RESULTS

Performance Affected By Unfavorable North American Weather

Newport Beach, CA – August 6, 2019 – American Vanguard Corporation (NYSE:AVD), today announced financial results for the quarter and half-year ended June 30, 2019.

Financial Highlights Fiscal 2019 Second Quarter – versus Fiscal 2018 Second Quarter

•	Net sales of $113 million in 2019, compared with $107 million in 2018

•	Net income of $3.1 million in 2019, compared with $5.6 million in 2018

•	Earnings per diluted share of $0.11 in 2019, compared with $0.19 in 2018

•	EBITDA[1] of $11.9 million in 2019, compared with $14 million in 2018

Financial Highlights Fiscal 2019 First Six Months – versus Fiscal 2018 First Six Months

•	Net sales of $213 million in 2019, compared with $211 million in 2018

•	Net income of $7 million in 2019, compared with $10.25 million in 2018

•	Earnings per diluted share of $0.24 in 2019, compared with $0.34 in 2018

•	EBITDA of $24.5 million in 2019, compared to $27.3 million in 2018

Eric Wintemute, Chairman and CEO of American Vanguard commented, “Our overall financial performance in this year’s second quarter and first half was significantly affected by widespread unfavorable weather in the U.S. Persistent cold and rainfall had a negative influence on our U.S. crop business particularly in both the Midwest and Southeastern regions, where there were planting delays, several million unplanted acres and sluggish crop protection procurement. By contrast, both our domestic non-crop and international businesses posted double-digit growth allowing us to record a 6% quarterly net sales increase over the prior year.”

Mr. Wintemute continued, “Our second quarter gross profit margin was 37% (versus 40% in 2Q2018) as we began moderating manufacturing output in order to achieve significant second-half inventory reductions. As you may

[1]

Earnings before interest, taxes, depreciation and amortization. EBITDA is not a financial measure calculated and presented in accordance with U.S. generally accepted accounting principles (GAAP) and should not be considered as an alternative to net income (loss), operating income (loss) or any other financial measure so calculated and presented, nor as an alternative to cash flow from operating activities as a measure of liquidity. The items excluded from EBITDA are detailed in the reconciliation attached to this news release. Other companies (including the Company’s competitors) may define EBITDA differently. The Company believes that the use of EBITDA is useful to investors in that it is one of the primary bases upon which borrowing capacity is calculated under the Company’s senior credit facility, it gives investors a sense of the Company’s financial conditions and results of operation without giving effect to the cost of increased acquisition activity and it is commonly used by investors and others as a basis for supporting overall business valuations. Nevertheless, investors should not consider EBITDA in isolation or a substitute for analysis of the Company’s results as reported in accordance with GAAP.

recall, recent inventory levels have been driven largely by both the need to stock products in newly acquired businesses and the expedited purchase of goods from China to minimize tariffs. We expect that through inventory reduction and operating performance during the second half, we will be able to reduce debt by $50 million by year end.”

Mr. Wintemute concluded, “As indicated in our earlier announcement, in the second half of the year, we expect solid performance from our soil fumigants, cotton harvest products and the Central and South American businesses. We reiterate our full-year 2019 guidance of approximately $500 million in net sales; gross profit margins around 38%; operating expenses near $155 million; interest expense at $8 million; and a comprehensive tax of 26%. Given the probable reduction of 2019 U.S. harvest results and reduced levels of our products in channel inventory, the domestic market may be poised for a rebound in 2020. We look forward to providing investors with additional information during our earning conference call.”

Conference Call

Eric Wintemute, Chairman & CEO, Bob Trogele EVP & COO and David T. Johnson, VP & CFO, will conduct a conference call focusing on the financial results at 4:30 pm ET / 1:30 pm PT on Tuesday, August 6, 2019. Interested parties may participate in the call by dialing (201) 493-6744 – please dial in 10 minutes before the call is scheduled to begin, and ask for the American Vanguard call. The conference call will also be webcast live via the News and Media section of the Company’s web site at www.american-vanguard.com. To listen to the live webcast, go to the web site at least 15 minutes early to register, download and install any necessary audio software. If you are unable to listen live, the conference call will be archived on the Company’s web site.

About American Vanguard

American Vanguard Corporation is a diversified specialty and agricultural products company that develops and markets products for crop protection and management, turf and ornamentals management and public and animal health. American Vanguard is included on the Russell 2000® and Russell 3000® Indexes and the Standard & Poor’s Small Cap 600 Index. To learn more about American Vanguard, please reference the Company’s web site at www.american-vanguard.com.

The Company, from time to time, may discuss forward-looking information. Except for the historical information contained in this release, all forward-looking statements are estimates by the Company’s management and are subject to various risks and uncertainties that may cause results to differ from management’s current expectations. Such factors include weather conditions, changes in regulatory policy and other risks as detailed from time-to-time in the Company’s SEC reports and filings. All forward-looking statements, if any, in this release represent the Company’s judgment as of the date of this release.

Company Contact:	Investor Representative
American Vanguard Corporation	The Equity Group Inc.
William A. Kuser, Director of Investor Relations	www.theequitygroup.com
(949) 260-1200	Lena Cati (212) 836-9611
williamk@amvac-chemical.com	Lcati@equityny.com

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

ASSETS	June 30, 2019	December 31, 2018
Current assets:
Cash and cash equivalents	$6,307	$6,168
Receivables:
Trade, net of allowance for doubtful accounts of $1,707 and $1,263, respectively	118,351	123,320
Other	12,679	10,709

Total receivables, net	131,030	134,029
Inventories, net	193,393	159,895
Prepaid expenses	11,717	10,096
Income taxes receivable	445	—

Total current assets	342,892	310,188
Property, plant and equipment, net	53,637	49,252
Operating lease right-of-use assets	12,420	—
Intangible assets, net of amortization	194,337	186,583
Goodwill	39,436	25,790
Other assets	23,087	21,774

Total assets	$665,809	$593,587

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current installments of other liabilities	$1,320	$1,609
Accounts payable	62,220	66,535
Deferred revenue	751	20,043
Accrued program costs	49,172	37,349
Accrued expenses and other payables	11,085	15,962
Operating lease liabilities, current	4,749	—
Income taxes payable	—	4,030

Total current liabilities	129,297	145,528
Long-term debt, net of deferred loan fees	164,574	96,671
Operating lease liabilities, long-term	7,744	—
Other liabilities, excluding current installments	10,982	6,795
Deferred income tax liabilities	19,364	15,363

Total liabilities	331,961	264,357

Commitments and contingent liabilities
Stockholders’ equity:
Preferred stock, $.10 par value per share; authorized 400,000 shares; none issued	—	—
Common stock, $.10 par value per share; authorized 40,000,000 shares; issued 33,204,191 shares at June 30, 2019 and 32,752,827 shares at December 31, 2018	3,321	3,276
Additional paid-in capital	85,614	83,177
Accumulated other comprehensive loss	(5,619)	(4,507)
Retained earnings	268,692	262,840

	352,008	344,786
Less treasury stock at cost, 3,061,040 shares at June 30, 2019 and 2,902,992 shares at December 31, 2018	(18,160)	(15,556)

Total stockholders’ equity	333,848	329,230

Total liabilities and stockholders’ equity	$665,809	$593,587

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2019	2018	2019	2018
Net sales	$113,104	$107,046	$212,780	$211,154
Cost of sales	71,451	63,749	129,425	126,806

Gross profit	41,653	43,297	83,355	84,348
Operating expenses	35,362	34,718	70,162	68,418

Operating income	6,291	8,579	13,193	15,930
Interest expense, net	1,925	966	3,537	1,803

Income before provision for income taxes and loss on equity method investments	4,366	7,613	9,656	14,127
Income tax expense	1,224	1,748	2,584	3,440

Income before loss on equity method investments	3,142	5,865	7,072	10,687
Loss from equity method investments	36	301	60	518

Net income	3,106	5,564	7,012	10,169
Net income attributable to non-controlling interest	—	35	—	85

Net income attributable to American Vanguard	$3,106	$5,599	$7,012	$10,254

Earnings per common share – basic	$.11	$.19	$.24	$.35

Earnings per common share – assuming dilution	$.11	$.19	$.24	$.34

Weighted average shares outstanding – basic	29,001	29,330	28,989	29,309

Weighted average shares outstanding – assuming dilution	29,540	30,190	29,560	30,113

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

ANALYSIS OF SALES

For the three months and six months ended June 30, 2019 and 2018

(In thousands)

(Unaudited)

	For the three months ended June 30,
	2019	2018	Change	% Change
Net sales:
US crop	$47,311	$51,760	$(4,449)	-9%
US non-crop	17,219	12,603	4,616	37%

US total	64,530	64,363	167	0%
International	48,574	42,683	5,891	14%

Net sales:	$113,104	$107,046	$6,058	6%

Gross profit:
US crop	$18,719	$26,222	$(7,503)	-29%
US non-crop	8,558	6,352	2,206	35%

US total	27,277	32,574	(5,297)	-16%
International	14,376	10,723	3,653	34%

Total gross profit:	$41,653	$43,297	$(1,644)	-4%

	For the six months ended June 30,
	2019	2018	Change	% Change
Net sales:
US crop	$96,560	$108,785	$(12,225)	-11%
US non-crop	29,507	25,393	4,114	16%

US total	126,067	134,178	(8,111)	-6%
International	86,713	76,976	9,737	13%

Net sales:	$212,780	$211,154	$1,626	1%

Gross profit:
US crop	$42,214	$50,753	$(8,539)	-17%
US non-crop	14,872	12,432	2,440	20%

US total	57,086	63,185	(6,099)	-10%
International	26,269	21,163	5,106	24%

Total gross profit:	$83,355	$84,348	$(993)	-1%

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	For the Six Months Ended June 30,
	2019	2018
Cash flows from operating activities:
Net income	$7,012	$10,169
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property, plant and equipment and intangible assets	9,233	9,516
Amortization of other long term assets	2,146	2,313
Amortization of discounted liabilities	—	202
Provision for bad debts	445	181
Revision of deferred compensation	(2,888)	(1,468)
Stock-based compensation	2,995	2,778
Change in deferred income taxes	(572)	(26)
Loss from equity method investments	60	518
Changes in assets and liabilities associated with operations:
Decrease in net receivables	7,841	5,297
Increase in inventories	(27,635)	(40,194)
Increase in prepaid expenses and other assets	(1,844)	(707)
Increase in net operating lease liability	73	—
Increase in income tax receivable/payable, net	(4,480)	(271)
(Decrease) increase in accounts payable	(10,138)	11,309
Decrease in deferred revenue	(19,438)	(7,254)
Increase in accrued program costs	11,823	15,039
Decrease in other payables and accrued expenses	(6,719)	(3,683)

Net cash (used in) provided by operating activities	(32,086)	3,719

Cash flows from investing activities:
Capital expenditures	(7,216)	(3,230)
Acquisition of business, product lines, and intangible assets	(24,302)	(1,631)

Net cash used in investing activities	(31,518)	(4,861)

Cash flows from financing activities:
Payments under line of credit agreement	(54,200)	(62,125)
Borrowings under line of credit agreement	122,000	58,800
Net (payments) receipts from the issuance of common stock (sale of stock under ESPP, exercise of stock options, and shares purchased for tax withholding)	(513)	1,335
Repurchase of common stock	(2,604)	—
Payment of cash dividends	(1,160)	(1,024)

Net cash provided by (used in) financing activities	63,523	(3,014)

Net decrease in cash and cash equivalents	(81)	(4,156)
Effect of exchange rate changes on cash and cash equivalents	220	(82)
Cash and cash equivalents at beginning of period	6,168	11,337

Cash and cash equivalents at end of period	$6,307	$7,099

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF NET INCOME TO EBITDA

For the three months and six months ended June 30, 2019 and 2018

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net income attributable to American Vanguard, as reported	$3,106	$5,599	$7,012	$10,254
Provision for income taxes	1,224	1,748	2,584	3,440
Interest expense, net	1,925	966	3,537	1,803
Depreciation and amortization	5,688	5,683	11,379	11,829

EBITDA[2]	$11,943	$13,996	$24,512	$27,326

[2]

Earnings before interest, taxes, depreciation and amortization. EBITDA is not a financial measure calculated and presented in accordance with U.S. generally accepted accounting principles (GAAP) and should not be considered as an alternative to net income (loss), operating income (loss) or any other financial measures so calculated and presented, nor as an alternative to cash flow from operating activities as a measure of liquidity. The items excluded from EBITDA are detailed in the reconciliation attached to this news release. Other companies (including the Company’s competitors) may define EBITDA differently.